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                                                                      EXHIBIT 11

                     ADCO TECHNOLOGIES INC. AND SUBSIDIARY

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)


                                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                                                         JUNE 30,                        JUNE 30,
                                                --------------------------      --------------------------
                                                   1996            1995            1996            1995
                                                ----------      ----------      ----------      ----------
PRIMARY:
Average shares outstanding                       5,150,000       5,150,000       5,150,000       4,864,088
Net effect of dilutive stock options--based
  on the treasury stock method using the
  average market price                              85,518          75,029          68,793          75,029
                                                --------------------------      --------------------------
Total common and common equivalent
  shares outstanding                             5,235,518       5,225,029       5,218,793       4,939,117
                                                ==========================      ==========================
Net income available for common
  and common equivalent shares                  $1,370,067      $1,346,961      $2,078,598      $2,230,455
                                                ==========================      ==========================
Per share amount                                     $0.26           $0.26           $0.40           $0.45
                                                ==========================      ==========================

                                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                                                         JUNE 30,                        JUNE 30,
                                                --------------------------      --------------------------
                                                   1996            1995            1996            1995
                                                ----------      ----------      ----------      ----------
FULLY DILUTED:
Average shares outstanding                       5,150,000       5,150,000       5,150,000       4,864,088
Net effect of dilutive stock options--based
  on the treasury stock method using the
  quarter end market price                         109,313          75,103         109,313          75,103
                                                --------------------------      --------------------------
Total common and common equivalent
  shares outstanding                             5,259,313       5,225,103       5,259,313       4,939,191
                                                ==========================      ==========================
Net income available for common
  and common equivalent shares                  $1,370,067      $1,346,961      $2,078,598      $2,230,455
                                                ==========================      ==========================

Per share amount                                     $0.26           $0.26           $0.40           $0.45
                                                ==========================      ==========================